Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 66 to the Registration Statement on Form N-1A of our report dated February 13, 2014 for Variable Insurance Products Fund II: VIP Value Leaders Portfolio; of our reports dated February 14, 2014 for Variable Insurance Products Fund II: VIP Growth Stock Portfolio and VIP International Capital Appreciation Portfolio, on the financial statements and financial highlights included in the December 31, 2013 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statements.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 17, 2014